                                                                         Exhibit
                                                                             4.9

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                      PRINCIPAL AMOUNT
No.:  1                                                             $100,000,000

CUSIP No.: ___________

                    SECURITY CAPITAL ATLANTIC INCORPORATED
                             ______% NOTE DUE 2011

          SECURITY CAPITAL ATLANTIC INCORPORATED, a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ONE HUNDRED MILLION DOLLARS on August __,2011 (less all previously paid installments of principal which are due and payable as set forth below, commencing on August ___, 2003) and to pay interest on the outstanding principal amount thereon from August __, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February __ and August __ in each year, commencing on February __, 1998, at the rate of ____% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the ________ __ or ______ __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than

10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and on such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of, Make-Whole Amount, if any, on, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Boston, Commonwealth of Massachusetts, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest hereon may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.

          Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August __, 1997 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to $100,000,000.

          Installments of principal on each $1,000 original principal amount of Securities of this series will be paid annually on each August ___, commencing on August ____, 2003, in the following amounts: $125 in 2003 through 2009, and $62.50 in 2010 and 2011. The principal on this Security will be payable to the Persons in whose name this Security is registered in the Security Register on the preceding ______ ___ (whether or not a Business Day).

          Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

          The following definitions apply with respect to any redemption of the Securities of this series at the option of the Company:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

          "Reinvestment Rate" means 0.25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

     If an Event of Default with respect to Securities of this series occurs and is continuing, unless the principal of all of the Securities of this series already has become due and payable, the principal of, and the Make-Whole Amount, if any, on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered to the Trustee reasonable indemnity and the Trustee has not received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding any direction inconsistent with such written request, and the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at any office or agency of the Company in a Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Security are payable duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of a like aggregate principal amount, will be issued in the name of the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge which may be imposed in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future director, officer, employee or shareholder as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.


                                       SECURITY CAPITAL ATLANTIC INCORPORATED



                                       By:_______________________
                                             Constance B. Moore
                                             Co-Chairman



Attest


By:_________________________
    Jeffrey A. Klopf
    Secretary

Dated: August __, 1997



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


BY:________________________
    Authorized Officer

                                ASSIGNMENT FORM

                  FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto


     PLEASE INSERT SOCIAL
     SECURITY OR OTHER IDENTIFYING
     NUMBER OF ASSIGNEE

===========================================

===========================================


 ................................................................. hereby assigns
               (Please Print or Type Name and Address including
                             Zip Code of Assignee)


 ................................................................................
the within Security of SECURITY CAPITAL ATLANTIC INCORPORATED and hereby does irrevocably constitute and appoint


 ....................................................................... Attorney
to transfer such Security on the books of the within named Company with full power of substitution in the premises.

Dated:         . . . . . .             . . . . . . . . . . . . . .

                                       . . . . . . . . . . . . . .



NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.